Post-Qualification Offering Circular Amendment No. 57
File No. 024-10496

PART II

OFFERING CIRCULAR

 Groundfloor Finance Inc.

Seven Series of Limited Recourse Obligations

Totaling $1,204,920

Dated: November 27, 2017

This Post-Qualification Offering Circular Amendment No. 57 (this “PQA”) amends the offering circular of Groundfloor Finance Inc, dated December 8, 2015, as qualified on December 15, 2015, and as may be amended and supplemented from time to time (the “Offering Circular”), to (i) add additional securities to be offered pursuant to the Offering Circular and (ii) add, update and/or replace other information contained in the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

This PQA relates to the offer and sale of up to an additional $1,204,920 in aggregate amount of Limited Recourse Obligations (the “LROs”) consisting of 7 separate series of LROs to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”).

We own and operate a web-based investment platform accessible at www.groundfloor.us (the “Platform”) on which we conduct our business. Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower.

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of the amount of payments, if any, actually receive as payments on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROS Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the series of LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the section titled “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents” of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 16 of the Offering Circular.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Platform.

This Offering is being conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. We may also offer or sell LROs in other states by qualifying an offering statement covering the LROs in those states in reliance on exemptions from registration requirements of the laws of those states. The Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See the section titled “Investor Suitability Requirements” of the Offering Circular.

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$79,150	N/A	$79,150	N/A
Total Maximum	$326,920	N/A	$326,920	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10496) that we filed with the Securities and Exchange Commission (the “Commission”). We hereby incorporate by reference into this PQA the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment;
2.	Post-Qualification Amendment No. 34 to the Offering Circular;
3.	Offering Circular Supplement No. 11 to the Offering Circular;
4.	Post-Qualification Amendment No. 36 to the Offering Circular;
5.	Post-Qualification Amendment No. 54 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof; and
6.	Offering Circular Supplement No. 20 to the Offering Circular.

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

Offering Circular Amendments

The Offering Circular is amended as follows:

The fourth paragraph on page 2 of the Offering Circular under “Offering Circular Summary—Our Business—The Platform and Limited Recourse Obligations” is amended and restated as follows:

Generally, the Loans we offer range between $15,000 and $2,000,000, at interest rates that range, subject to applicable law, between 5% and 26% and mature six months to five years from the date when the Loan is made. The terms of each series of LROs generally correspond to those of the corresponding Loan. For example, assuming a Developer wishes to enter into a Loan covering $10,000, with an interest rate of 10% and a 12-month term, the aggregate Purchase Amount of the LROs of the series corresponding to that Loan would be $10,000, with an Expected Return of 10% per annum, and a final payment date of 12 months from the date of issuance. The specific terms for each series of LROs being offered under this Offering Circular are set forth in “The LROs Covered by this Offering Circular” beginning on page 96. See also the corresponding Project Summary beginning on page PS-1 and the form of LRO Agreement beginning on page LRO-1. We will fund each Loan out of the proceeds of the sale of the series of corresponding LROs. The Developer will use the proceeds from the Loan we finance to complete the Project, repaying principal and interest (either as a balloon payment at maturity or on a monthly/quarterly basis) to us.

The section entitled “Loan Principal” on page 6 of the Offering Circular under “Offering Circular Summary—General Terms of Loans to Developers” is amended and restated as follows:

Loan Principal

The total principal amount borrowed under the corresponding Loan (the “Loan Principal”), which ranges between $15,000 and $2,000,000 depending on the Project. We will charge Developers origination and servicing fees and closing expenses, which may be included in the total amount of the Loan or paid directly by the Developer at closing.

The fourth paragraph on page 33 of the Offering Circular under “Description of the Company’s Business—Overview—The Loans and LROs” is amended and restated as follows:

Generally, the Loans related to the LROs to be offered by us range between $15,000 and $2,000,000, at interest rates that range, subject to applicable law, between 5% and 26%, and mature six months to five years from the date when the Loan is made. The terms of each series of LROs generally correspond to those of the corresponding Loan. For example, assuming a Developer wishes to enter into a Loan covering $10,000, with an interest rate of 10% and a 12-month maturity date, the aggregate Purchase Amount of the LROs of the series corresponding to that Loan would be $10,000, with an Expected Return of 10% per annum, and a final payment date of 12 months from the date of issuance. The specific terms for each series of LROs being offered under this Offering Circular are set forth in “The LROs Covered by this Offering Circular” beginning on page 96. See also the corresponding Project Summary beginning on page PS-1 of this Offering Circular. We will fund each Loan out of the proceeds of the sale of the series of corresponding LROs.

The fifth paragraph on page 34 of the Offering Circular under “Description of the Company’s Business—Background” is amended and restated as follows:

Real estate is a trillion dollar industry in the United States.1 Real estate projects are financed through a variety of debt and equity transactions. We focus on financing real estate projects in the smaller market segments by providing debt financing. Our prototypical project is an unoccupied single family or multifamily renovation costing between $15,000 and $2,000,000 over six months to a year, to be sold upon completion. We offer term financing for the acquisition and development of real estate projects through the acquisition of land and/or an existing structure, for the purposes of new construction or renovation. In some circumstances, we may permit a portion of the proceeds from the Loan to be used by the Developer to offset a portion of the purchase price of the property, but such offset will then reduce its amount of “skin-in-the-game” the Developer would have in the Project (see below under “Description of the Company’s Business—Our Loans to Developers—Credit Risk and Valuation Assessment—Our Grading Algorithm—Skin-in-the-Game”). We may also provide Loans (for projects that have completed construction) intended to refinance other term debt or equity.

The second paragraph on page 39 of the Offering Circular under “Description of the Company’s Business—How Our Platform Operates—Identification and Posting of Projects on Our Platform” is amended and restated as follows:

If the Developer’s Application clears this preliminary review, our Loan Committee begins a more detailed assessment of the Application to set the terms of the Loan we will offer, which dictate the terms of the corresponding series of LROs to be offered through our Platform (see “—Our Loans to Developers—Evaluation of Project Applications” below). The amount financed for each Project generally ranges from $15,000 to $2,000,000, at annual fixed interest rates that range, subject to applicable law, between 5% and 26%, and the term of the financing typically ranges from six months to five years. The terms of our Loans with the Developers are governed by the Loan Documents. See “—Our Loans to Developers—Our Loan Arrangements” for more information about terms of the Loans we enter into with Developers.

The LROS Covered by this Offering Circular

The following tabular information is added under “The LROs Covered by this Offering Circular” on page 10 and page 100 of the Offering Circular:

Series of LRO/Project Name: 6510 Oakman Boulevard, Detroit, MI 48228
Developer (borrowing entity): MJ Realty Service PLLC
Aggregate Purchase Amount of the LRO: $79,150	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Renovation · Address/Location of Project: 6510 Oakman Boulevard, Detroit, MI 48228	· Loan Principal: $79,150 · Interest Rate: 11.0% and Grade: C · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 2123 5th Place Northwest, Center Point, AL 35215
Developer (borrowing entity): Denmark Property Solutions, LLC
Aggregate Purchase Amount of the LRO: $80,110	Expected Return Rate of the LRO: 9.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Acquisition & Renovation · Address/Location of Project: 2123 5th Place Northwest, Center Point, AL 35215	· Loan Principal: $80,110 · Interest Rate: 9.0% and Grade: B · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 715 Ridge Circle, Streamwood, IL 60107
Developer (borrowing entity): Intelivest Properties, LLC
Aggregate Purchase Amount of the LRO: $126,020	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Acquisition & Renovation · Address/Location of Project: 715 Ridge Circle, Streamwood, IL 60107	· Loan Principal: $126,020 · Interest Rate: 11.0% and Grade: C · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 2841 Ballentine Boulevard, Norfolk, VA 23509
Developer (borrowing entity): Federal City Properties, LLC
Aggregate Purchase Amount of the LRO: $135,810	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Acquisition & Renovation · Address/Location of Project: 2841 Ballentine Boulevard, Norfolk, VA 23509	· Loan Principal: $135,810 · Interest Rate: 11.0% and Grade: C · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 430 Silver Creek Circle, Richmond, TX 77406
Developer (borrowing entity): ALA & Associates, LLC
Aggregate Purchase Amount of the LRO: $172,110	Expected Return Rate of the LRO: 14.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Acquisition & Renovation · Address/Location of Project: 430 Silver Creek Circle, Richmond, TX 77406	· Loan Principal: $172,110 · Interest Rate: 14.0% and Grade: D · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 3500 Krameria Street, Denver, CO 80207
Developer (borrowing entity): Creative Home Buys LLC
Aggregate Purchase Amount of the LRO: $284,800	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Acquisition & Renovation · Address/Location of Project: 3500 Krameria Street, Denver, CO 80207	· Loan Principal: $284,800 · Interest Rate: 11.0% and Grade: C · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 4318 South Atlantic Avenue, Port Orange, FL 32127
Developer (borrowing entity): AAA Professional Services LLC
Aggregate Purchase Amount of the LRO: $326,920	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Acquisition & Renovation · Address/Location of Project: 4318 South Atlantic Avenue, Port Orange, FL 32127	· Loan Principal: $326,920 · Interest Rate: 11.0% and Grade: C · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Plan of Distribution

The following disclosure is added on page 102 of the Offering Circular under the table included under “Plan of Distribution”:

The table below lists the additional Projects covered by this PQA for which we are offering seven separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
6510 Oakman Boulevard, Detroit, MI 48228	$79,150
2123 5th Place Northwest, Center Point, AL 35215	80,110
715 Ridge Circle, Streamwood, IL 60107	126,020
2841 Ballentine Boulevard, Norfolk, VA 23509	135,810
430 Silver Creek Circle, Richmond, TX 77406	172,110
3500 Krameria Street, Denver, CO 80207	284,800
4318 South Atlantic Avenue, Port Orange, FL 32127	326,920
Total	$1,204,920

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-352.

PROJECT SUMMARIES FOR OFFERING CIRCULAR AMENDMENT NO. 57

PROJECT SUMMARY | 6510 OAKMAN BOULEVARD, DETROIT, MI 48228

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	63.3%	$79,150	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$79,150	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

MJ Realty Service PLLC
Marcus Jones - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$125,000
$26,340
Total Project Costs
$98,660
GROUNDFLOOR
$79,150
$19,510
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$45,000	Loan To ARV	63.3%
Purchase Date	08/29/2017	Loan To Total Project Cost	80.2%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)


Loan To ARV Score
4
10
Quality of Valuation Report
4
4
Skin-in-the-Game
3
10
Location
4
8
Borrower Experience
3
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$125,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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6510 Oakman Boulevard
Oakman Blvd
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Address: 6510 OAKMAN BOULEVARD, DETROIT, MI 48228

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on November 7, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $45,000. The Borrower intends to use $25,490 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $19,510 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 57 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MJ REALTY SERVICE PLLC

DATE OF FORMATION ★

06/13/2012

FINANCIAL DATA
Reporting date: 09/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$45K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
3	$584K	39.05%

PRINCIPAL
Marcus Jones

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$205.9K	12 months	$126.7K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 2123 5TH PLACE NORTHWEST, CENTER POINT, AL 35215

B



BORROWER

Denmark Property Solutions, LLC
Ashley Denmark - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9%	12 months	63.6%	$80,110	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$80,110	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$126,052
$37,442
Total Project Costs
$88,610
GROUNDFLOOR
$80,110
$8,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$50,000	Loan To ARV	63.6%
Purchase Date	11/08/2017	Loan To Total Project Cost	90.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$126,052

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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2123 5th Place Northwest
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Address: 2123 5TH PLACE NORTHWEST, CENTER POINT, AL 35215

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on November 8, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 57 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

DENMARK PROPERTY SOLUTIONS, LLC

DATE OF FORMATION ★
04/01/2015

FINANCIAL DATA
Reporting date: 09/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$80K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
2	$302.7K	36.39%

PRINCIPAL
Ashley Denmark

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
3	1	100%

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$151.4K	9 months	$96.3K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 715 RIDGE CIRCLE, STREAMWOOD, IL 60107

C



BORROWER

Intelivest Properties, LLC
Anthony Soriano - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	63.6%	$126,020	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$126,020	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$198,000
$42,943
Total Project Costs
$155,057
GROUNDFLOOR
$126,020
$29,037
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$109,000	Loan To ARV	63.6%
Purchase Date	11/14/2017	Loan To Total Project Cost	81.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 4 10
Quality of Valuation Report 4 4
Skin-in-the-Game 3 10
Location 4 8
Borrower Experience 1 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)
$198,000

Certified Independent Appraisal
Broker's Price Opinion
Borrower Provided Appraisal
Borrower Provided Comps

PROPERTY DESCRIPTION



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Dolphin Park
715 Ridge Circle
Pleasant Pl
Oriole Dr
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Address: 715 RIDGE CIRCLE, STREAMWOOD, IL 60107

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.
Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on November 14, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods.
- The Principal has not undertaken any projects in the past. As such, the Principal's experience, average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 57 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

INTELIVEST PROPERTIES, LLC

DATE OF FORMATION ★
07/21/2015

FINANCIAL DATA
Reporting date: 09/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Anthony Soriano

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 2841 BALLENTINE BOULEVARD, NORFOLK, VA 23509

C



BORROWER

Federal City Properties, LLC
Arveece McCorkle - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	67.6%	$135,810	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$135,810	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$201,000
$50,780
Total Project Costs
$150,220
GROUNDFLOOR
$135,810
$14,410
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$74,000	Loan To ARV	67.6%
Purchase Date	11/15/2017	Loan To Total Project Cost	90.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$201,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Lafayette Blvd
2841 Ballentine Boulevard
Google
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Address: 2841 BALLENTINE BOULEVARD, NORFOLK, VA 23509

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on November 15, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 57 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

FEDERAL CITY PROPERTIES, LLC

DATE OF FORMATION ★

08/09/2013

FINANCIAL DATA
Reporting date: 09/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$1.5M	$1M	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
6	$512K	38.16%

PRINCIPAL

Arveece McCorkle

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
8	$210K	5 months	$160K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 430 SILVER CREEK CIRCLE, RICHMOND, TX 77406

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
14%	12 months	71.7%	$172,110	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$172,110	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

ALA & Associates, LLC
Ashley Norfleet - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$240,000
$32,890
Total Project Costs
$207,110
GROUNDFLOOR
$172,110
$35,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$160,000	Loan To ARV	71.7%
Purchase Date	11/10/2017	Loan To Total Project Cost	83.1%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	3	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$240,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Clancy's Public House
430 Silver Creek Circle
RIVERS EDGE
Frank's Nursery
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Address: 430 SILVER CREEK CIRCLE, RICHMOND, TX 77406

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on November 10, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 57 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ALA & ASSOCIATES, LLC

DATE OF FORMATION ★
12/13/2005

FINANCIAL DATA
Reporting date: 09/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Ashley Norfleet

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$175.6K	6 months	$114K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 3500 KRAMERIA STREET, DENVER, CO 80207

C



BORROWER

Creative Home Buys LLC
Cedric Williams - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	70.8%	$284,800	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$284,800	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$402,000
$79,200
Total Project Costs
$322,800
GROUNDFLOOR
$284,800
$38,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$282,000	Loan To ARV	70.8%
Purchase Date	11/17/2017	Loan To Total Project Cost	88.2%

GRADE FACTORS

The following factors determine in part how the loan was graded: (in descending order of importance)


Loan To ARV Score
4
10
Quality of Valuation Report
4
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$402,000

Certified Independent Appraisal
Broker's Price Opinion
Borrower Provided Appraisal
Borrower Provided Comps

PROPERTY DESCRIPTION


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E 36th Ave
3500 Krameria Street
E 35th Av
E 33rd Ave
Google
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Terms of Use
Report a map error

Address: 3500 KRAMERIA STREET, DENVER, CO 80207

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on November 17, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 57 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

CREATIVE HOME BUYS LLC

DATE OF FORMATION ★
03/20/2014

FINANCIAL DATA
Reporting date: 09/30/17

PROJECTS / REVENUE
Reporting period: 2016

Value of Properties	Total Debt	Completed Projects	Revenue
$600K	$355K	3	$150K

Unsold Inventory	Aged Inventory	Gross Margin %
1	0	43.33%

PRINCIPAL
Cedric Williams

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Loans Funded	Loans Repaid	Completed Projects Per Year	Average Project Revenue
0	0	4	$300K

On Time Repayment	Average Project Time	Average Total Project Costs
N/A	6 months	$225K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 4318 SOUTH ATLANTIC AVENUE, PORT ORANGE, FL 32127 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 71.6% $326,920 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $326,920 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER AAA Professional Services LLC Andres Guerra - principal Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $456,877 $82,818 Total Project Costs $374,059 GROUNDFLOOR $326,920 $47,139 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $289,900 Loan To ARV 71.6% Purchase Date 11/22/2017 Loan To Total Project Cost 87.4% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 3 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $456,877 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 4318 SOUTH ATLANTIC AVENUE, PORT ORANGE, FL 32127 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor(our) loan. Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on November 22, 2017 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in Possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 57 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. AAA PROFESSIONAL SERVICES LLC DATE OF FORMATION* 12/26/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/17 Reporting period: 2016 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin % 0 0 N/A PRINCIPAL Andres Guerra FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2016 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 9 $200K On Time Repayment Average Project Time Average Total Project Costs N/A 5 months $140K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-359

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10440	3.3	August 21, 2015

4.1	Standard Form of LRO Agreement		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.4	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.5	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.6	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.7	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.8	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.9	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.10	Promissory Note and Security Agreement, as amended		1-A/A	024-10496	6.10	October 18, 2017

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

6.11	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.12	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

10.1	Power of attorney		1-A	024-10496	N/A	November 19, 2015

10.2	Power of attorney with new director		1-A/A	024-10496	N/A	November 25, 2015

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A POS	024-10496	11.1	October 18, 2017

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 27, 2017.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	November 27, 2017
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	November 27, 2017
Nick Bhargava

*	Director	November 27, 2017
Sergei Kouzmine

*	Director	November 27, 2017
Bruce Boehm

*	Director	November 27, 2017
Michael Olander Jr.

*	Director	November 27, 2017
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact